Exhibit 10.3

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.

AMENDED AND RESTATED AGREEMENT

(AMENDMENT 2 TO GRANT AGREEMENT)

Investment ID OPP1170296

AGREEMENT SUMMARY & SIGNATURE PAGE

GRANTEE INFORMATION
Name:	Arsanis, Inc
Tax Status:	Not exempt from federal income tax under U.S. IRC § 501(c)(3) You confirm that the above information is correct and agree to notify the Foundation immediately of any change.
Expenditure Responsibility:	This Agreement is subject to "expenditure responsibility" requirements under the U.S. Internal Revenue Code.
Mailing Address:	890 Winter Street Suite 230 Waltham, MA 02451-1472 United States
Primary Contact:	[**]

FOUNDATION INFORMATION
Mailing Address:	P. O. Box 23350, Seattle, WA 98102, U.S.A.
Primary Contact:	[**]

AGREEMENT AND AMENDMENT INFORMATION
Agreement to be Amended and Restated:	Grant agreement between the Bill & Melinda Gates Foundation and Arsanic, Inc., effective February 20, 2017 and bearing Investment ID OPP1170296 (“Original Agreement”) as amended on May 3, 2018
Title:	Respiratory Syncytial Virus (RSV) Program Proposal
"Charitable Purpose":	To fund pre-clinical development of monoclonal antibodies (mAbs) for the prevention of respiratory syncytial virus (RSV) infection in newborns
"Start Date":	February 20, 2017
"End Date":	October 31, 2019
Amendment Purpose:	Amend and restate the Original Agreement
This Amended and Restated Agreement includes and incorporates by this reference:

This Agreement Summary & Signature Page and:
● Grant Amount and Reporting & Payment Schedule (Attachment A)
● Terms and Conditions (Attachment B)

● List of Developing Countries (Attachment C)

● Project Information (date submitted January 13, 2017)

● Project Plan (date submitted February 8, 2017)
● Budget (date submitted February 3, 2017)

THIS AMENDED AND RESTATED AGREEMENT (“Agreement”) is between Arsanis, Inc. ("You" or "Grantee") and the Bill & Melinda Gates Foundation ("Foundation"), and is effective as of the date of last signature. This Agreement amends, restates, and replaces entirely the above-referenced Original Agreement in its entirety as of the date of last signature. Each party to this Agreement may be referred to individually as a "Party" and together as the "Parties." As a condition of this grant, the Parties enter into this Agreement by having their authorized representatives sign below.

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BILL & MELINDA GATES FOUNDATION			ARSANIS, INC.
	/s/ Jacqueline Kirchner		/s/ Mike Gray
By:	Jacqueline Kirchner	By:	Mike Gray
Title:	Senior Program Officer	Title:	Chief Financial and Chief Business Officer

	August 1, 2018		August 8, 2018
	Date		Date

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AMENDED AND RESTATED AGREEMENT

(AMENDMENT 2 TO GRANT AGREEMENT)

Investment ID OPP1170296

ATTACHMENT A
GRANT AMOUNT AND REPORTING & PAYMENT SCHEDULE

GRANT AMOUNT

The Foundation will pay You up to the total grant amount specified in the Reporting & Payment Schedule below. The Foundation’s Primary Contact must approve in writing any Budget cost category change of more than 10%.

REPORTING & PAYMENT SCHEDULE

For the avoidance of doubt, the Foundation will make the first payment in full subject to the applicable milestone and compliance with this Agreement, but the subsequent payment is an “up to” amount and may be reduced in the Foundation’s discretion based on its assessment of Your completion of, or progress against, targets and milestones.

REPORTING

You will submit reports according to the Reporting & Payment Schedule using the Foundation's templates or forms, which the Foundation will make available to You and which may be modified from time to time. For a progress or final report to be considered satisfactory, it must demonstrate meaningful progress against the targets or milestones for that investment period. If meaningful progress has not been made, the report should explain why not and what adjustments You are making to get back on track. Please notify the Foundation's Primary Contact if You need to add or modify any targets or milestones. The Foundation must approve any such changes in writing. You agree to submit other reports the Foundation may reasonably request.

Accounting for Personnel Time

You will track the time of all employees, contingent workers, and any other individuals whose compensation will be paid in whole or in part by Grant Funds. Such individuals will keep records (e.g., timesheets) of actual time worked on the Project in increments of sixty minutes or less and brief descriptions of tasks performed. The Foundation acknowledges that You have offered the Foundation the opportunity to review copies of the records maintained by such individuals for work on the Project through June 30, 2018, and the Foundation agrees that the descriptions of tasks performed in such records comply with the foregoing requirements. You

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will report actual time worked consistent with those records in Your progress and final budget reports. You will submit copies of such records to the Foundation upon request.

REPORTING & PAYMENT SCHEDULE
Investment Period	Target, Milestone, or Reporting Deliverable	Due By	Payment Date	Payment Amount (U.S.$)
	Paid		[**]	$[**]
Start Date to End Date	Quarterly Financial & Progress Updates	Quarterly
	Global Access Strategy satisfactory to the Foundation	[**]	[**]	$[**]
Updated Financial Statements
Product Development Summary and Status - Candidate Target Product Profile, Revised Budget, including Sub-award Budget
[**]
[**]	[**]	[**]
	[**]	[**]	[**]	[**]
[**]	[**]	[**]
	[**]	[**]
Start Date to End Date	Final Report	[**]
Amended Total Grant Amount				$9,330,878.00

GO/NO-GO MILESTONE(S)

You will provide the results of the “go/no-go” milestone(s) identified in the Reporting & Payment Schedule by the applicable due date. During the course of the project The Foundation will then determine, in its sole discretion, whether to provide continued funding under this Agreement. If the Foundation determines that it will not continue funding, the Foundation will terminate this Agreement in accordance with its terms.

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AMENDED AND RESTATED AGREEMENT

(AMENDMENT 2 TO GRANT AGREEMENT)

Investment ID OPP1170296

ATTACHMENT B
TERMS & CONDITIONS

This Agreement is subject to the following terms and conditions.

PROJECT SUPPORT

PROJECT DESCRIPTION AND CHARITABLE PURPOSE

The Foundation is awarding You this grant to carry out the project described in the Project Plan and Project Information Sheet (collectively, "Project") in order to further the Charitable Purpose. The Foundation, in its discretion, may approve in writing any request by You to make non-material changes to the Proposal Narrative and/or Results Framework and Tracker.

MANAGEMENT OF FUNDS

USE OF FUNDS

You may not use funds provided under the Agreement (“Grant Funds”) for any purpose other than the Project. You may not use Grant Funds to reimburse any expenses You incurred prior to the Start Date; provided, however, that the Foundation hereby approves using Grant Funds to reimburse expenses specifically included in the Budget incurred by You prior to the Start Date. At the Foundation’s request, You will repay any portion of Grant Funds and/or Income that the Foundation determines in its discretion was used or committed in material breach of this Agreement.

INVESTMENT OF FUNDS

You must invest Grant Funds in highly liquid investments with the primary objective of preservation of principal (e.g., interest-bearing bank accounts or a registered money market mutual fund) so that the Grant Funds are available for the Project. Together with any progress or final reports required under this Agreement, You must report the amount of any currency conversion gains (or losses) and the amount of any interest, or other income generated by the Grant Funds (collectively, "Income"). Any Income must be used for the Project.

SEGREGATION OF FUNDS

You must maintain Grant Funds in a physically separate bank account or a separate bookkeeping account maintained as part of Your financial records and dedicated to the Project.

GLOBAL ACCESS

GLOBAL ACCESS COMMITMENT

You will conduct and manage the Project and the Funded Developments in a manner that ensures Global Access. Your Global Access commitments will survive the term of this Agreement. “Funded Developments” means the products, services, processes, technologies, materials, software, data, other innovations, and intellectual property resulting from the Project (including modifications, improvements, and further developments to Background Technology). “Background Technology” means any and all products, services, processes, technologies, materials, software, data, or other innovations, and intellectual property created by You or a third party prior to or outside of the Project used as part of the Project. “Global Access” means: (a) the knowledge and information gained from the Project will be promptly and broadly disseminated; and (b) the Funded Developments will be made available and accessible at an affordable price (i) to people most in need within developing countries, or (ii) in support of the U.S. educational system and public libraries, as applicable to the Project.

GLOBAL ACCESS MILESTONES

To further define Your Global Access commitments, You are required to complete a Global Access Strategy and any other Global Access activities and documentation listed in the Reporting & Payment Schedule. The Global Access Strategy should address the following concepts with respect to all Funded Developments: (a) identification of Background Technology at the outset of the Project and any Funded Developments created during the Project and specific strategies to ensure access to such Funded Developments and Background

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Technology; (b) agreements and/or procedures for transfers of materials and data among Project Collaborators or third parties relevant to the Project; (c) reporting processes for the creation of Funded Developments to both the Project management team and to the Foundation as well as the publishing and dissemination of the knowledge and information gained from the Project; (d) strategies to secure, manage and allocate intellectual property rights associated with the Funded Developments or Background Technology in a way that ensures Global Access while providing incentives for future potential private sector participation; and (e) anticipated development, commercialization and sustainability strategies during and after the Project to ensure that Global Access can be met.

You may not materially change the plans and strategies contained in any Global Access documents after they have been approved by the Foundation without the Foundation’s prior written approval. You will provide the Foundation with updates to the Global Access Strategy during each year of the Project describing any new or modified approaches with respect to Funded Developments and Background Technology, and related agreements, taking into account any new product, technology, and commercialization developments and/or market information. “Global Access Strategy” means a written document, subject to the Foundation’s approval, describing how You intend to achieve Global Access given the particular circumstances of the Project. “Project Collaborators” means all current and future subgrantees, subcontractors, partners, agents, affiliates, or other parties who provide any input to the Project.

LICENSE TO THE FOUNDATION

For the purpose of achieving Global Access, You grant the Foundation a nonexclusive, perpetual, irrevocable, worldwide, royalty-free, fully paid up, sublicensable license to: make, use, sell, offer to sell, import, distribute, copy, modify, create derivative works, publicly perform and display the Funded Developments, and any Background Technology incorporated into a Funded Development or required to use a Funded Development; in each case, for the sole benefit of people in Developing Countries.  You and the Foundation agree and acknowledge that the license granted in this section does not include the right to sell Funded Developments for end use outside of the Developing Countries and that no such sales are authorized under this license.  In the event You demonstrate to the satisfaction of the Foundation that Global Access can best be achieved without such a license (or a license of different scope) such as by the provision of a Global Access Strategy satisfactory to the Foundation, the Foundation and You will make good faith efforts to modify or terminate this license, as appropriate.

PUBLICATION

Consistent with Your Global Access commitments, if the Project description specifies Publication or Publication is otherwise requested by the Foundation, You will seek prompt Publication of any Funded Developments consisting of data and results. “Publication” means publication in a peer-reviewed journal or other method of public dissemination specified in the Project description or otherwise approved by the Foundation in writing. Publication may be delayed for a reasonable period for the sole purpose of seeking patent protection, provided the patent application is drafted, filed, and managed in a manner that best furthers Global Access. If You seek Publication in a peer-reviewed journal, such Publication shall be under “open access” terms and conditions consistent with the Foundation’s Open Access Policy available at: www.gatesfoundation.org/How-We-Work/General-Information/Open-Access-Policy, which may be modified from time to time. Nothing in this section shall be construed as requiring Publication in contravention of any applicable ethical, legal, or regulatory requirements. You will mark any Publication of any Funded Development subject to this clause with the appropriate notice or attribution, including author, date and copyright (e.g., © 20<> <Name>).

INTELLECTUAL PROPERTY REPORTING

During the term of this Agreement and for 5 years after, You will submit upon request annual intellectual property reports related to the Funded Developments, Background Technology, and any related agreements using the Foundation’s templates or forms, which the Foundation may modify from time to time.

SUBGRANTS AND SUBCONTRACTS

SUBGRANTS AND SUBCONTRACTS

You may not make subgrants under this Agreement. You have the exclusive right to select subcontractors to assist with the Project.

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RESPONSIBILITY FOR OTHERS

You are responsible for (a) all acts and omissions of any of Your trustees, directors, officers, employees, subgrantees, subcontractors, contingent workers, agents, and affiliates assisting with the Project, and (b) ensuring their compliance with the terms of this Agreement.

PROHIBITED ACTIVITIES

ANTI-TERRORISM

You will not use funds provided under this Agreement, directly or indirectly, in support of activities (a) prohibited by U.S. laws relating to combating terrorism; (b) with persons on the List of Specially Designated Nationals (www.treasury.gov/sdn) or entities owned or controlled by such persons; or (c) in or with countries or territories against which the U.S. maintains comprehensive sanctions (currently, Cuba, Iran, Sudan, Syria, North Korea, and the Crimea Region of Ukraine), including paying or reimbursing the expenses of persons from such countries or territories, unless such activities are fully authorized by the U.S. government under applicable law and specifically approved by the Foundation in its sole discretion.

ANTI-CORRUPTION; ANTI-BRIBERY

You will not offer or provide money, gifts, or any other things of value directly or indirectly to anyone in order to improperly influence any act or decision relating to the Foundation or the Project, including by assisting any party to secure an improper advantage. Training and information on compliance with these requirements are available at www.learnfoundationlaw.org.

POLITICAL ACTIVITY AND ADVOCACY

You may not use Grant Funds to influence the outcome of any election for public office or to carry on any voter registration drive. You may not use Grant Funds to support lobbying activity or to otherwise support attempts to influence local, state, federal, or foreign legislation. Your strategies and activities, and any materials produced with Grant Funds, must comply with applicable local, state, federal, or foreign lobbying law. You agree to comply with lobbying, gift, and ethics rules applicable to the Project.

PUBLICITY

PUBLICITY BY THE FOUNDATION

The Foundation may include information about the award of this grant, including Your name, in its periodic public reports and may make such information available on its website and as part of press releases, public reports, speeches, newsletters, tax returns, and other public disclosures.

PUBLICITY BY YOU

You must obtain the Foundation’s prior written approval before: (a) issuing a press release or other public announcement regarding this grant; and (b) any other public use of the Foundation’s name or logo. Please email Your request to: grantee.comms@gatesfoundation.org two weeks in advance to provide the Foundation an opportunity to review and comment. Detailed guidelines are available at: www.gatesfoundation.org/grantseeker/documents/guidelines_communications_for_grantees.doc.

PUBLICITY BY OTHERS

You and Your subgrantees, subcontractors, contingent workers, agents, or affiliates may not state or otherwise imply to third parties that the Foundation directly funds or otherwise endorses their activities.

OTHER

LEGAL ENTITY AND AUTHORITY

You confirm that: (a) You are an entity duly organized or formed, qualified to do business, and in good standing under the laws of the jurisdiction in which You are organized or formed; (b) You are not an individual (i.e., a natural person) or a disregarded entity (e.g., a sole proprietor or sole-owner entity) under U.S. law; (c) You have the right to enter into and fully perform this Agreement; and (d) Your performance will not violate any agreement or obligation between You and any third party. You will notify the Foundation immediately if any of this changes during the term of this Agreement.

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COMPLIANCE WITH LAWS

In carrying out the Project, You will comply with all applicable laws, regulations, and rules and will not infringe, misappropriate, or violate the intellectual property, privacy, or publicity rights of any third party.

COMPLIANCE WITH REQUIREMENTS

You will conduct, control, manage, and monitor the Project in compliance with all applicable ethical, legal, regulatory, and safety requirements, including applicable international, national, state, local, institutional, and school district or school network standards (“Requirements”). You will obtain and maintain all necessary approvals, consents, and reviews before conducting the applicable activity. As a part of Your annual progress report to the Foundation, You must report whether the Project activities were conducted in compliance with all Requirements.

If the Project involves:

a.

any protected information (including personally identifiable, protected health, or third-party confidential), You will not disclose this information to the Foundation without obtaining the Foundation’s prior written approval and all necessary consents to disclose such information;

b.	children, students, or vulnerable subjects, You will obtain any necessary consents and approvals unique to these subjects; and/or
c.

any trial involving human subjects, You will adhere to current Good Clinical Practice as defined by the International Council on Harmonisation (ICH) E-6 Standards (or local regulations if more stringent) and will obtain applicable trial insurance.

Any activities by the Foundation in reviewing documents and providing input or funding does not modify Your responsibility for determining and complying with all Requirements for the Project.

RELIANCE

You acknowledge that the Foundation is relying on the information You provide in reports and during the course of any due diligence conducted prior to the Start Date and during the term of this Agreement. You represent that the Foundation may continue to rely on this information and on any additional information You provide regarding activities, progress, and Funded Developments.

INDEMNIFICATION

If the Project involves clinical trials, trials involving human subjects, post-approval studies, field trials involving genetically modified organisms, experimental medicine, or the provision of medical/health services (“Indemnified Activities”), You will indemnify, defend, and hold harmless the Foundation and its trustees, employees, and agents (“Indemnified Parties”) from and against any and all demands, claims, actions, suits, losses, damages (including property damage, bodily injury, and wrongful death), arbitration and legal proceedings, judgments, settlements, or costs or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Claims”) arising out of or relating to the acts or omissions, actual or alleged, of You or Your employees, subgrantees, subcontractors, contingent workers, agents, and affiliates with respect to the Indemnified Activities. You agree that any activities by the Foundation in connection with the Project, such as its review or proposal of suggested modifications to the Project, will not modify or waive the Foundation’s rights under this paragraph. An Indemnified Party may, at its own expense, employ separate counsel to monitor and participate in the defense of any Claim. Your indemnification obligations are limited to the extent permitted or precluded under applicable federal, state or local laws, including federal or state tort claims acts, the Federal Anti-Deficiency Act, state governmental immunity acts, or state constitutions. Nothing in this Agreement will constitute an express or implied waiver of Your governmental and sovereign immunities, if any.

INSURANCE

You will maintain insurance coverage sufficient to cover the activities, risks, and potential omissions of the Project in accordance with generally-accepted industry standards and as required by law. You will ensure Your subgrantees and subcontractors maintain insurance coverage consistent with this section.

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TERM AND TERMINATION

TERM

This Agreement commences on the Start Date and continues until the End Date, unless terminated earlier as provided in this Agreement. The Foundation, in its discretion, may approve in writing any request by You for a no-cost extension, including amending the End Date and adjusting any affected reporting requirements.

TERMINATION

The Foundation may modify, suspend, or discontinue any payment of Grant Funds or terminate this Agreement if: (a) the Foundation is not reasonably satisfied with Your progress on the Project; (b) there are significant changes to Your leadership or other factors that the Foundation reasonably believes may threaten the Project’s success; (c) there is a change in Your control; (d) there is a change in Your tax status; or (e) You fail to comply with this Agreement.

RETURN OF FUNDS

Any Grant Funds, plus any Income, that have not been used for, or committed to, the Project upon expiration or termination of this Agreement, must be returned promptly to the Foundation.

MONITORING, REVIEW, AND AUDIT

The Foundation may monitor and review Your use of the Grant Funds, performance of the Project, and compliance with this Agreement, which may include onsite visits to assess Your organization’s governance, management and operations, discuss the Project and Your finances, and review relevant financial and other records and materials. In addition, the Foundation may conduct audits, including onsite audits, at any time during the term of this Agreement, and within four years after Grant Funds have been fully spent. Any onsite visit or audit shall be conducted at the Foundation’s expense, following reasonable prior written notice, during normal business hours, and no more than once during any 12-month period.

INTERNAL OR THIRD PARTY AUDIT

If during the term of this Agreement You are audited by your internal audit department or by a third party and such audit identifies any deficiencies relevant to the management of the Project, You will provide the audit report to the Foundation upon request, including the management letter and a detailed plan for remedying any deficiencies observed (“Remediation Plan”), as relevant to the management of the Project. The Remediation Plan must include (a) details of actions You will take to correct any deficiencies observed, and (b) target dates for successful completion of the actions to correct the deficiencies; in each case, as relevant to the management of the Project.

RECORD KEEPING

You will maintain complete and accurate accounting records regarding Your use of the Grant Funds and copies of any reports submitted to the Foundation relating to the Project. You will retain such records and reports for 4 years after Grant Funds have been fully spent. At the Foundation’s request, You will make such records and reports available to enable the Foundation to monitor and evaluate how Grant Funds have been used or committed.

SURVIVAL

A Party’s obligations under this Agreement will be continuous and survive expiration or termination of this Agreement as expressly provided in this Agreement or otherwise required by law or intended by their nature.

GENERAL

ENTIRE AGREEMENT AND AMENDMENTS

This Agreement contains the entire agreement of the Parties and supersedes all prior and contemporaneous agreements concerning its subject matter. Except as specifically permitted in this Agreement, no modification, amendment, or waiver of any provision of this Agreement will be effective unless in writing and signed by authorized representatives of both Parties.

Notices AND approvals

Written notices, requests, and approvals under this Agreement must be delivered by mail or email to the other Party’s primary contact specified on the Agreement Summary & Signature Page, or as otherwise directed by the other Party.

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SEVERABILITY

Each provision of this Agreement must be interpreted in a way that is enforceable under applicable law. If any provision is held unenforceable, the rest of the Agreement will remain in effect.

ASSIGNMENT

You may not assign, or transfer by operation of law or court order, any of Your rights or obligations under this Agreement without the Foundation’s prior written approval. This Agreement will bind and benefit any permitted successors and assigns.

COUNTERPARTS AND ELECTRONIC SIGNATURES

Except as may be prohibited by applicable law or regulation, this Agreement and any amendment may be signed in counterparts, by facsimile, PDF, or other electronic means, each of which will be deemed an original and all of which when taken together will constitute one agreement. Facsimile and electronic signatures will be binding for all purposes.

ATTACHMENT C

DEVELOPING COUNTRIES

“Developing Countries” means the following list of countries, which includes (i) countries eligible for GAVI support as of 2016, (ii) countries in the process of transitioning out of GAVI support in 2016, and (iii) Botswana, Brazil, Philippines, South Africa and Thailand. “Developing Countries” also means any countries reasonably requested by the Foundation that are part of the Foundation’s strategies to which the Company consents in writing, such consent not to be unreasonably withheld and subject to the consent of Adimab, as applicable.

•	Afghanistan	•	Congo,Dem Republic of	•	Kenya
•	Angola	•	Côte d’Ivoire	•	Kiribati
•	Armenia	•	Cuba	•	Korea, DPR
•	Azerbaijan	•	Djibouti	•	Kyrgyz Republic
•	Bangladesh	•	Eritrea	•	Lao PDR
•	Benin	•	Ethiopia	•	Lesotho
•	Bolivia	•	Gambia	•	Liberia
•	Botswana	•	Georgia	•	Madagascar
•	Burkina Faso	•	Ghana	•	Malawi
•	Burundi	•	Guinea	•	Mali
•	Cambodia	•	Guinea Bissau	•	Mauritania
•	Cameroon	•	Guyana	•	Moldova
•	Central African Republic	•	Haiti	•	Mozambique
•	Chad	•	India	•	Myanmar
•	Comoros	•	Indonesia	•	Nepal

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•	Nicaragua	•	Sierra Leone	•	Timor Leste
•	Niger	•	Solomon Islands	•	Togo
•	Nigeria	•	Somalia	•	Uganda
•	Pakistan	•	Republic of Sudan	•	Uzbekistan
•	Philippines	•	South Africa	•	Vietnam
•	Papua New Guinea	•	South Sudan	•	Yemen
•	Rwanda	•	Tajikistan	•	Zambia
•	São Tomé e Príncipe	•	Tanzania, United Republic of	•	Zimbabwe
•	Senegal	•	Thailand

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Innovative Technology Solutions

The Innovative Technology Solutions (ITS) team has a unique process and approach to making and managing investments. Please note that other foundation investments in which you may also be involved will not use the same process and approach.

PROJECT INFORMATION - GRANTS

The purpose of this document is for you to provide organizational and project details to support your proposal to the foundation.

Foundation Information

Opportunity ID	OPP1170296
Program Officer	[**]	Program Coordinator	[**]

General Information

Investment Title	RSV Pre-Clinical Program
Short Description

Discovery, lead selection, pre-clinical development, and IND-enabling toxicology studies for monoclonal antibodies (mAbs) targeting respiratory syncytial virus (RSV). Goal is to achieve a product profile that supports Global Access objectives (e.g. low-cost, single dose prophylaxis).

Organization	Arsanis, Inc.
Investment Duration (months)	30
Requested Amount (U.S.$)	$8.8 Million	Total Project Cost (U.S. $)	$9.4 Million
Organization Legal Name1	Arsanis, Inc.
Mailing Address
Street Address 1	890 Winter Street	Primary Contact Name	[**]
Street Address 2	Suite 230	Primary Contact Title	[**]
Street Address 3		Primary Contact Email	[**]
City	Waltham	Primary Contact Phone	[**]
State / Province	MA
Zip / Postal Code	02451-1472	Authorized Signer Name	Mike Gray
Country	US	Authorized Signer Title	CFO and CBO
Website (if applicable)	www.arsanis.com	Authorized Signer Email	mike.gray@arsanis.com
1 Legal Name will be used in the agreement and should match the name on the bank account that receives the grant funds (assuming fully executed agreement).
Tax Status (if known and applicable) Refer to Tax Status Definitions	Non-Exempt Organization – C Corporation	Organization’s Total Revenue for Most Recent Audited Financial Year (U.S.$)	No sales revenue
U.S. Employer Identification Number (EIN) (if applicable)	27-3181608

1/5/2017 (ITS-Version 1.1)

Charitable Purpose & Public Description

Describe the charitable purpose of the project. This statement will be used to inform the public description of this project. Please limit to one sentence, begin with “to” and do not include a period at the end. Example: “This grant will be used [to fund new schools and assist other organizations in the design of new  schools]”

This grant will be used to fund pre-clinical development of monoclonal antibodies (mAbs) for the prevention of respiratory syncytial virus (RSV) infection in newborns, which is responsible for over 30 million cases of acute lower respiratory infection and 200,000 deaths per year in the developing world.

Conduct & Control of the Project

In answering the questions in this section, please consider all Project activities, such as those involving: confidential or protected information (including personally identifiable information or protected health information); the inclusion of children or vulnerable populations; research involving human subjects; clinical trials; post-approval studies; field trials; experimental medicine; provision of medical services (diagnostic, prophylactic or treatment); product development; use of genetically modified organisms, human tissue, animals, radioactive isotopes, pathogenic organisms, recombinant nucleic acids, select agents or toxins (www.selectagents.gov), dual-use technology (http://export.gov/regulation/eg_main_018229.asp), or any substance, organism, or material that is toxic or hazardous; use of aircraft, unmanned vehicle systems, drones or satellites; and the import, export, transfer, approvals, consents, records, data, specimens, images, and materials related to any of the forgoing.

1.	Please confirm that your organization:
a)

will maintain the expertise necessary to conduct, control, manage, and monitor all aspects of the Project in compliance with all applicable ethical, legal, regulatory, and safety requirements, including applicable international, national, local, and institutional standards and policies and is responsible for determining and complying with these requirements and standards;

b)	will not disclose any confidential or protected information to the Foundation without obtaining prior written approval from the foundation and all necessary consents to disclose such information;
c)

acknowledges that any activities by the Foundation in reviewing documents, providing input or funding does not modify your organization’s responsibility for determining and complying with all applicable ethical, legal, regulatory, and safety requirements for the Project in all places;

d)

will maintain insurance coverage sufficient to cover the activities, risks, and potential omissions of the Project in accordance with generally-accepted standards and as required by law (for instance, general, professional, clinical trial, product liability, medical malpractice, workers' compensation, or otherwise);

e)	will not transfer any biological materials, chemicals, reagents, hazardous materials or the like to the Foundation.

Confirmed     X

Not confirmed(please explain)

2.

Does the Project involve any of the following: clinical trial, other trial involving human subjects, post-approval study, experimental medicine, genetically modified organism, or the provision of medical/health services?

No     X

Yes(If yes, please list all approvals and consents required for each site   and describe the timeframe in which your organization will acquire the necessary approvals and consents.)

3.

Please identify the name of the entity that will be the sponsor/responsible party of any clinical trials, studies involving human subjects, experimental medicine studies, post-approval studies, products, or regulatory filings contemplated by the Project. Note that the Foundation will not serve as the sponsor/responsible party nor accept delegation of any of these responsibilities. If the Project will not involve such activities, please indicate not applicable or N/A below.

Arsanis, Inc. Arsanis, Inc.

1/5/2017 (ITS-Version 1.1)

Global Access & Open Access

In order to establish that the projects we fund are charitable and will have a positive impact on the intended beneficiaries of our work, the foundation requires the projects it funds be conducted and managed in a manner that ensures Global Access and Open Access.

“Global Access” is a foundation policy requiring that: (a) the knowledge and information gained from the project will be promptly and broadly disseminated; and (b) the Funded Developments will be made available and accessible at an affordable price (i) to people most in need within developing countries, or (ii) in support of the U.S. educational system and public libraries, as applicable to the project.

“Funded Developments” means the products, services, processes, technologies, materials, software, data, other innovations, and intellectual property resulting from the project, including modifications, improvements, and further developments to Background Technology.

“Background Technology” means any and all products, services, processes, technologies, materials, software, data, or other innovations, and intellectual property created by You or a third party prior to or outside of the project used as part of the project.

Additional information about Global Access (including examples and case studies) can be found at http://globalaccess.gatesfoundation.org/.

“Open Access” is a foundation policy that sets the requirements, terms and conditions for publication of Funded Developments in a peer-reviewed journal. Additional Information on the foundation’s Open Access Policy for peer-reviewed publications and underlying data can be found at www.gatesfoundation.org/How-We-Work/General-Information/Open-Access-Policy. Note: the foundation will pay directly for reasonable fees to effect publication on “open access” terms; such fees should not be included in the project budget (See the Open Access Policy FAQs for further detail).

a)	Knowledge and Information

Describe how the knowledge and information gained from the project will be promptly and broadly disseminated (including how you will comply with the foundation’s Open Access Policy, discussed above).

Arsanis will promptly and broadly disseminate the output of Funded Developments in compliance with the Open Access Policy and Arsanis internal policies. Our primary approaches are publication in peer-reviewed journals and presentations (e.g. abstracts, oral sessions) at scientific congresses. In some circumstances, timing of disclosures may be gated by the need to provide for relevant intellectual property protections prior to such disclosures.

b)	Funded Developments (Indicate “not applicable,” as appropriate)
i.

Describe any Funded Developments that may ultimately result from the project, including any Background Technology that will be used or incorporated in the proposed project. If applicable, briefly explain how the Funded Developments will be made available and accessible at an affordable price to the intended beneficiaries. The use of commonly-available, off-the-shelf products (such as Microsoft Excel, Adobe, etc.) need not be disclosed.

Funded Developments that may ultimately result from the project include:

•   Monoclonal antibody (mAb) drug candidates targeting RSV infection.

•   Pre-clinical data and regulatory filings that support the initiation of human studies of these mAbs.

•   Manufacturing know-how for the production of GMP mAb drug product.

•   Intellectual property (including patents and know-how) covering the mAbs.

Background technology that may be incorporated in the project includes:

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•   Arsanis know-how related to the discovery and optimization of mAbs.

•   RSV mAb sequences (patents and know-how) that may be in-licensed by Arsanis from Adimab, LLC upon exercise of the Adimab license described below.

•   Technologies (patents and know-how) related to the optimization of RSV mAbs in-licensed by Arsanis from third parties.

•   Technologies (patents and know-how) related to the manufacture of RSV mAbs in-licensed by Arsanis from third parties.

ii.

Please confirm that you will make the Funded Developments – including any Background Technology incorporated into or required to use the Funded Developments – available to achieve the proposed project’s goals and Global Access. If you foresee any obstacles to achieving Global Access (e.g., third party rights, broad access, time frame, affordability) please briefly summarize the obstacles and the specific steps that you will take to address them.

Arsanis will make the Funded Developments available to achieve the project’s goals and Global Access as agreed upon with BMGF. Potential obstacles include: • [**].
c)	If one or more of the following applies, please click the following link to complete an Intellectual Property (IP) Report:
•	Creation of Funded Developments will likely involve new IP rights (Note: copyrights in works intended to be published in accordance with the Open Access Policy need not be disclosed);
•	Use of Background Technology requires access to existing IP rights; or
•	For-Profit entities are engaged in the project.

Note: For login purposes, please use the email address to which this Proposal Narrative was sent. To delegate permissions to another member of your project team, or for any questions regarding the IP Report, please contact GlobalAccess@gatesfoundation.org.

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Privacy and Non-Confidentiality Notice

The foundation is required by the IRS to publish a list of its grants. We may also provide a general description of our grants and contracts on our web sites, in press releases, and in other marketing materials. Subject to the foundation’s Privacy Policy, the foundation may also share information you provide to us (either orally or in writing) with third parties, including external reviewers, key partners and co-funders. This document is subject to the foundation’s Terms of Use.

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RSV Pre-Clinical Program Proposal

Prepared by: Arsanis, Inc.

Updated February 8, 2017

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.

A total of 23 pages were omitted. [**]

ARSANIS NON-CONFIDENTIAL REDACTED DRAFT

Quick start guide this page provides a quick overview of the bmgf budget template to orient you before getting started. As you populate the sheets, you will find direct links to specific instructions with examples throughout the template. The full instruction document can be accessed here, frequently asked questions (FAQ’s) can accessed here. Grantee input sheets these first three sheets need to be filled out by the grantee for every grant. General information enter the required basic information into this sheet before populating any of the other sheets. Budget details. For each of the 6 expense categories, enter the items that collectively make up the grant budget into this sheet. Financial summary & reporting review the summary tables from the budget detail sheet and add further information (where applicable). This sheet is also used to enter actuals expenditures and projections as part of reporting. Payment & reporting schedule this shee is used by the grantee to review an auto-generated preliminary payment schedule and by bmgf to make any changes before incorporating it into the grant agreement important information for working with the template legend for cell formatting input cells are colored according to the following scheme. At the time of budgeting, populate only light yellow cells. Enter information into light yellow cells. Enter actual expenditures into green cells blue cells will be populated by bmgf cash vs projected actuals (accruals) all actual amounts reported should be based on cash spent, not projected (or accrued) for the remainder of the period. Hints for specific data entry fields for some fields a red triangle in the upper right corner indicates that a hint available when hovering the mouse over the cell. Copying data into the template use paste values whenever transferring data from an external source into the template. If no, the template can become corrupted. Error checking for some cells, an automatic error check will show its value in red if it appears to be populated incorrectly or if the calculation yields a result that is inconsistent with another value.

In addition to the three sheets described above, there are several additional sheets included in the template, some of them optional and/or hidden. Grantees do not need to use these additional sheets, but for transparency, you will find na overview below. If you would like to include additional information (or are asked for it by bmgf) in this file, it is ok to add extra sheets for this purpose. However, please do not make any changes to the structure, formatting or formulas  of the existing sheets. Bmgf work sheets these three sheets are primarily used by bmgf to analyze and manage the grant. Grantees can provide input in the payment & reporting schedule sheet. You may use them yourself, but please do not enter  or alter any data or formulas. Payment & reporting schedule this sheet is used by the grantee to review an autogenerated preliminary payment schedule and by bmgf to make any changes before incorporating it into the grant agreement. Analytics contains two analytic features: a set of basic charts and a comparison tool. Budget pivot (typically hidden) excel pivot table that can be used to analyze the data in the budget details sheet. Historic or background information these sheets are used by bmgf to preserve historic information throughout the grant or for administrative purposes. Please do not make any changes to these sheets. Historic budget details if a grant budget revision takes place, the previous version of the budget details sheet can be preserved as a separate sheet for reference historic budget summaries if grant budget revisions take place, this sheet can be used to preserve previous versions of the budget summary for reference. Config (typically hidden) used for administrative purposes to populate dropdown lists etc. throughout the template.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.

A total of 32 pages were omitted. [**]